EXHIBIT 99.1

WestRock Reports Fiscal 2015 Fourth Quarter Results

NORCROSS, Ga., Nov. 4, 2015 (GLOBE NEWSWIRE) -- WestRock Company (WestRock) (NYSE:WRK) today announced results for its fiscal fourth quarter, which ended September 30, 2015. On July 1, 2015, Rock-Tenn Company (RockTenn or RKT) and MeadWestvaco Corporation (MeadWestvaco or MWV) completed a strategic combination of their respective businesses. After completion of this transaction, RockTenn and MeadWestvaco became wholly owned subsidiaries of WestRock.

Three Months
Ended
September 30,
2015

Earnings per diluted share	$ 0.44

Restructuring and other costs and operating losses and transition costs due to plant closures	0.30
Merger and acquisition inventory step-up	0.18
Loss on extinguishment of debt	0.01

Adjusted earnings per diluted share	$ 0.93

Net sales for WestRock for the quarter ended September 30, 2015, were $3.87 billion and segment income was $415 million, excluding the impact of $72 million of inventory that was stepped up to fair value in purchase accounting, net of related LIFO expense, which was charged to cost of goods sold when sold in the quarter ended September 30, 2015, compared to combined segment income of $518 million in the prior year quarter. The majority of the inventory acquired in the transaction had been sold by September 30, 2015. WestRock earnings were $0.44 per diluted share, including $112 million of pre-tax restructuring and other costs, for the quarter ended September 30, 2015. The pre-tax restructuring costs included $68 million of integration expenses, including severance, $31 million of merger and acquisition expenses and $13 million of aggregate plant closure and divestiture costs. Adjusted earnings were $0.93 per diluted share.

"The WestRock team performed well and delivered solid earnings and cash flow in our first quarter as a new company," said Steve Voorhees, chief executive officer of WestRock, "We are driving value from the merger by achieving annualized run rate synergies and performance improvements ahead of our expectations and by providing a broad range of paper and packaging solutions to help our customers succeed in their markets".

Presentation of Financial Statements

Since RockTenn was the accounting acquirer in the transaction with MeadWestvaco, unless otherwise indicated, the financial statements included in this release beginning on page seven reflect only the results of RockTenn for fiscal periods prior to the transaction. For subsequent fiscal periods, WestRock consolidated financial statements include the results of the combined companies for periods following the transaction.

The results disclosed in this release as "Combined" for the prior year period do not reflect WestRock's pro forma results on a GAAP basis but rather represent the addition of RockTenn and MeadWestvaco's individual results for the quarter ended September 30, 2014. MeadWestvaco's results have been recast for changes to charge the MeadWestvaco segments for items such as additional corporate costs, pension service costs and stock-based compensation in order to be consistent with WestRock's methodology, as well as to remove interest expense and other income, net from MeadWestvaco's Corporate and Other category. The combined results for RockTenn and MeadWestvaco in this release for the quarter ended September 30, 2014 also do not reflect the effect of any purchase accounting adjustments, including but not limited to the elimination of intercompany sales and the fair value of assets and liabilities. In the tables below, Segment EBITDA is computed as Segment Income plus Depreciation and Amortization. See use of Non-GAAP Financial Measures and Reconciliations beginning on page eleven.

Consolidated Financial Results

The financial results below illustrate the performance of WestRock and the combined performance of RockTenn and MeadWestvaco (as described above) for the quarter ended September 30, 2015, and September 30, 2014, respectively (in millions).

Combined
	Sep. 30, 2015	Sep. 30, 2014	Change

Net Sales	$ 3,872.6	$ 4,075.8	$ (203.2)
Segment EBITDA including Corporate (1)	$ 681.3	$ 761.1	$ (79.8)
Depreciation	$ 211.6	$ 203.4	$ 8.2
Amortization	$ 69.7	$ 40.8	$ 28.9
Segment Income including Corporate (1)	$ 400.0	$ 516.9	$ (116.9)

(1) Segment EBITDA and Segment Income exclude $71.6 million of inventory stepped-up in connection with the merger, net of related LIFO expense.

Nearly the entire $203 million decline in net sales compared to the combined prior year period was attributable to $141 million of foreign currency translations and $44 million for the loss of revenue from MeadWestvaco's sale of the European tobacco converting business earlier in the year prior to the merger.

Segment EBITDA including Corporate, declined $80 million compared to the prior year quarter on a combined basis due to $26 million of foreign currency translation, $26 million in lower pension income associated with our qualified and nonqualified defined benefit pension plans and the absence of the $23 million reduction of cost of goods sold related to the recognition of spare parts at our containerboard mills acquired in the Smurfit-Stone acquisition we recorded in the prior year quarter.

Segment Results

WestRock reports financial results in four reportable segments which represent the aggregation of similar operations across RockTenn and MeadWestvaco: Corrugated Packaging, Consumer Packaging, Specialty Chemicals, and Land and Development. Corrugated Packaging consists of corrugated mill and packaging operations in North America, Brazil and India, and recycling operations, which reflects the combination of RockTenn's Corrugated Packaging and Recycling segments with MeadWestvaco's Industrial segment. Consumer Packaging consists of consumer mills; folding carton; food and beverage; merchandising displays; home, health and beauty; and partition operations, which reflects the combination of MeadWestvaco's Food & Beverage and Home, Health & Beauty segments and RockTenn's Consumer Packaging and Merchandising Displays segments. Specialty Chemicals is the MeadWestvaco segment that manufactures and distributes specialty chemicals for the transportation, energy, and infrastructure industries. Land and Development is the MeadWestvaco Community Development and Land Management segment that develops and sells real estate primarily in the Charleston, South Carolina, market.

Corrugated Packaging

Combined
	Sep. 30, 2015	Sep. 30, 2014	Change

Segment Sales	$ 1,987.3	$ 2,062.7	$ (75.4)
Segment EBITDA(1)	$ 371.2	$ 407.3	$ (36.1)
Depreciation	$ 111.6	$ 107.9	$ 3.7
Amortization	$ 22.0	$ 23.3	$ (1.3)
Segment Income (1)	$ 237.6	$ 276.1	$ (38.5)

(1) Segment EBITDA and Segment Income in the quarter ended September 30, 2015 exclude $2.2 million of inventory stepped-up in connection with the merger

Operating Highlights for the Quarter Ended September 30, 2015:

  North American corrugated EBITDA margin of 20.1%
  North American box shipments increased 2.9% compared to the prior year quarter
  North American box pricing essentially unchanged
  Corrugated Packaging segment shipments in North America were 2,018,000 tons in the quarter ended September 30, 2015; a decrease of 57,000 tons from the prior year quarter
  Economic downtime of 73,000 tons and maintenance downtime of 3,000 tons
  Brazil corrugated EBITDA margin of 28.2%, excluding $2 million of inventory step-up
  Brazil box shipments increased 3%

Period Comparability Items:

  The impact of foreign exchange on Corrugated Packaging segment sales and income for the quarter ended September 30, 2015 was an unfavorable $95 million and $15 million, respectively
  The quarter ended September 30, 2014 included the recognition of a $23 million reduction of cost of goods sold related to the recognition of spare parts at our containerboard mills acquired in the Smurfit-Stone acquisition we recorded in the prior year quarter
  Segment income in the quarter ended September 2015 included $3 million of merger-related depreciation, depletion and amortization step-up which will continue in future periods

Consumer Packaging

Combined
	Sep. 30, 2015	Sep. 30, 2014	Change

Segment Sales	$ 1,642.0	$ 1,781.6	$ (139.6)
Segment EBITDA(1)	$ 256.5	$ 271.1	$ (14.6)
Depreciation	$ 80.9	$ 84.8	$ (3.9)
Amortization	$ 36.7	$ 11.6	$ 25.1
Segment Income (1)	$ 138.9	$ 174.7	$ (35.8)

(1) Segment EBITDA and Segment Income in the quarter ended September 30, 2015 exclude $61.2 million of inventory stepped-up in connection with the merger, net of related LIFO expense

Operating Highlights for the Quarter Ended September 30, 2015:

  Folding carton volumes increased 2% compared to the prior year quarter, representing the 5th straight quarter of year-over-year growth
  Stable beverage revenues with strength in beer markets more than offset softness in North American soda volumes
  Our home, health and beauty business' income and margins improved due to favorable mix and productivity gains
  Merchandising displays contributed $23 million to segment income, a sequential quarter increase of $11 million and an increase of $8 million over the prior year quarter, reflecting the progress we are making in aligning its cost profile

Period Comparability Items:

  The impact of foreign exchange on Consumer Packaging segment sales and income for the quarter ended September 30, 2015 was an unfavorable $37 million and $8 million, respectively
  The quarter ended September 30, 2014 included $44 million and $4 million of sales and segment income, respectively, related to the sale of the legacy MeadWestvaco European tobacco converting business
  Segment income in the quarter ended September 30, 2015 included $30 million of merger-related depreciation and amortization step-up which will continue in future periods

Specialty Chemicals:

Combined
	Sep. 30, 2015	Sep. 30, 2014	Change

Segment Sales	$ 256.5	$ 282.5	$ (26.0)
Segment EBITDA(1)	$ 63.8	$ 75.3	$ (11.5)
Depreciation	$ 11.4	$ 6.6	$ 4.8
Amortization	$ 10.6	$ 1.6	$ 9.0
Segment Income (1)	$ 41.8	$ 67.1	$ (25.3)

(1) Segment EBITDA and Segment Income in the quarter ended September 30, 2015 exclude $8.2 million of inventory stepped-up in connection with the merger, net of related LIFO expense

Operating Highlights for the Quarter Ended September 30, 2015:

  Record sales for activated carbon and asphalt additive products partially offset declines in sales of oilfield chemicals products
  Pricing and demand for certain pine-based chemicals products were negatively impacted by petroleum-based alternatives
  New activated carbon plant started up in China during the quarter; segment expects to realize sales in the first half of calendar 2016
  Separation of the business as a new public company named Ingevity is on track for March 2016; initial Form 10 filed; new CEO and CFO have started

Period Comparability Items:

  The impact of foreign exchange on Specialty Chemicals segment sales and income for the quarter ended September 30, 2015 was an unfavorable $9 million and $3 million, respectively
  Segment income in the quarter ended September 2015 included $13 million of merger-related depreciation and amortization step-up which will continue in future periods

Land and Development:

Combined
	Sep. 30, 2015	Sep. 30, 2014	Change

Segment Sales	$ 45.0	$ 8.8	$ 36.2
Segment EBITDA	$ (3.2)	$ 0.8	$ (4.0)
Depreciation	$ 0.2	$ 0.5	$ (0.3)
Amortization	$ --	$ 0.2	$ (0.2)
Segment Income (Loss)	$ (3.4)	$ 0.1	$ (3.5)

Operating Highlights for the Quarter Ended September 30, 2015:

  Sold tract of land for Volvo's new U.S. manufacturing facility for $34 million

Period Comparability Items:

  Segment income in the quarter ended September 30, 2015 impacted by the step-up in land values in connection with the merger; tracts sold were stepped up $15 million; will impact future periods

Cash Provided From Operating, Financing and Investing Activities

Cash from operations was $387 million in the fourth quarter of fiscal 2015 including the payment of approximately $108 million of after-tax restructuring costs incurred in the quarter and transaction fees unpaid at the time of the merger. Total debt was $5.63 billion at September 30, 2015. Total Funded Debt (as defined) was $5.35 billion at September 30, 2015; our Leverage Ratio (as defined) was 2.08 times.

During the fourth quarter of fiscal 2015, we invested $227 million in capital expenditures, returned $328 million in capital to our stockholders in stock repurchases (excluding the $668 million repurchased in connection with the merger) and returned to stockholders an additional $98 million in dividends.

Conference Call

The Company will host a conference call to discuss the results of operations for the fourth quarter of fiscal 2015 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on November 5, 2015. The conference call will be webcast live with an accompanying slide presentation, along with a copy of this press release, at www.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 888-790-4710 (inside the U.S.) or 773-756-0961 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode WESTROCK. Replays of the call will be available through December 5, 2015, and can be accessed at 866-351-2785 (U.S. callers) and 203-369-0055 (outside the U.S.).

About WestRock

WestRock (NYSE:WRK) aspires to be the premier partner and unrivaled provider of paper and packaging solutions in consumer and corrugated markets. WestRock's 42,000 team members will support customers around the world from approximately 275 operating and business locations spanning North America, South America, Europe and Asia. For more information, visit www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements regarding, among other things that the WestRock team performed well and delivered solid earnings and cash flow in our first quarter as a new company and we are driving value from the merger achieving annual run rate synergies and performance improvements ahead of our expectations and by providing a broad range of paper and packaging solutions to help our customers succeed in their markets; separation of the Specialty Chemicals business as a new public company named Ingevity is on track; our new activated carbon plant started up in China during the quarter and the segment expects to realize sales in the first half of calendar 2016; merger-related depreciation and amortization step-up will continue in future periods and our results in our Land and Development segment will be impacted in future periods by the merger-related step-up in land values. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the merger of MeadWestvaco and RockTenn; whether and when the spin-off of WestRock's Specialty Chemicals business will occur; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WESTROCK COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED		FOR THE TWELVE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

NET SALES	$ 3,872.6	$ 2,608.0	$ 11,381.3	$ 9,895.1

Cost of Goods Sold	3,114.7	2,039.0	9,170.5	7,961.5

Gross Profit	757.9	569.0	2,210.8	1,933.6
Selling, General and Administrative, Excluding Intangible Amortization	365.5	228.2	1,042.0	889.7
Selling, General and Administrative Intangible Amortization	63.8	21.9	130.4	86.0
Pension Lump Sum Settlement and Retiree Medical Curtailment, net	--	47.9	11.5	47.9
Restructuring and Other Costs, net	111.7	10.5	147.4	55.6

Operating Profit	216.9	260.5	879.5	854.4
Interest Expense	(63.8)	(24.2)	(132.7)	(95.3)
Loss on Extinguishment of Debt	(2.6)	--	(2.6)	--
Interest Income and Other Income (Expense), net	12.0	3.3	11.0	2.4
Equity in Income of Unconsolidated Entities	(0.2)	1.5	7.1	8.8

INCOME BEFORE INCOME TAXES	162.3	241.1	762.3	770.3

Income Tax Expense	(44.4)	(85.8)	(250.5)	(286.5)

CONSOLIDATED NET INCOME	117.9	155.3	511.8	483.8

Less: Net Income Attributable to Noncontrolling Interests	(2.1)	(1.4)	(4.7)	(4.1)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ 115.8	$ 153.9	$ 507.1	$ 479.7

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$ 115.8	$ 153.9	$ 507.1	$ 479.7
Less: Distributed and undistributed income available to participating securities	--	--	(0.1)	(0.1)
Distributed and undistributed income available to common stockholders	$ 115.8	$ 153.9	$ 507.0	$ 479.6

Diluted weighted average shares outstanding	264.1	145.3	173.3	146.0

Diluted earnings per share	$ 0.44	$ 1.06	$ 2.93	$ 3.29

Earnings per diluted share in the table above, as well as the entire press release, reflect the two-for-one stock split in the form of a stock dividend that was effective on August 27, 2014.

WESTROCK COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE TWELVE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

NET SALES:

Corrugated Packaging	$ 1,987.3	$ 1,912.6	$ 7,516.9	$ 7,257.4
Consumer Packaging	1,642.0	745.0	3,740.1	2,818.5
Specialty Chemicals	256.5	--	256.5	--
Land and Development	45.0	--	45.0	--
Intersegment Eliminations	(58.2)	(49.6)	(177.2)	(180.8)

TOTAL NET SALES	$ 3,872.6	$ 2,608.0	$ 11,381.3	$ 9,895.1

SEGMENT INCOME:

Corrugated Packaging	$ 235.4	$ 252.4	$ 806.7	$ 728.0
Consumer Packaging	77.7	87.2	267.0	311.4
Specialty Chemicals	33.6	--	33.6	--
Land and Development	(3.4)	--	(3.4)	--

TOTAL SEGMENT INCOME	$ 343.3	$ 339.6	$ 1,103.9	$ 1,039.4

Pension Lump Sum Settlement and Retiree Medical Curtailment, net	--	(47.9)	(11.5)	(47.9)
Restructuring and Other Costs, net	(111.7)	(10.5)	(147.4)	(55.6)
Non-Allocated Expenses	(14.9)	(19.2)	(58.4)	(72.7)
Interest Expense	(63.8)	(24.2)	(132.7)	(95.3)
Loss on Extinguishment of Debt	(2.6)	--	(2.6)	--
Interest Income and Other Income (Expense), net	12.0	3.3	11.0	2.4

INCOME BEFORE INCOME TAXES	$ 162.3	$ 241.1	$ 762.3	$ 770.3

WESTROCK COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE TWELVE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$ 117.9	$ 155.3	$ 511.8	$ 483.8

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	281.3	151.2	740.8	584.5
Cost of real estate sold	32.1	--	32.1	--
Deferred income tax (benefit) expense	(5.4)	79.9	146.7	252.1
Loss on extinguishment of debt	2.6	--	2.6	--
Share-based compensation expense	20.7	13.2	49.2	42.6
(Gain) loss on disposal of plant and equipment and other, net	(0.3)	1.0	1.0	0.3
Equity in loss (income) of unconsolidated entities	0.2	(1.5)	(7.1)	(8.8)
Pension and other postretirement funding (more) than expense (income)	(17.1)	42.3	(137.7)	(175.0)
Impairment adjustments and other non-cash items	(4.6)	(2.3)	(7.6)	5.5
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	37.1	(36.7)	106.1	67.3
Inventories	(19.4)	(58.4)	(27.2)	(80.5)
Other assets	101.9	25.5	(10.0)	(1.9)
Accounts payable	3.4	33.9	(38.4)	(11.6)
Income taxes	1.6	(2.9)	(8.9)	1.9
Accrued liabilities and other	(165.0)	2.2	(149.8)	(8.4)

NET CASH PROVIDED BY OPERATING ACTIVITIES	387.0	402.7	1,203.6	1,151.8

INVESTING ACTIVITIES:

Capital expenditures	(226.6)	(156.5)	(585.5)	(534.2)
Cash (paid) received for purchase of businesses, net of cash acquired	--	(73.7)	3.7	(474.4)
Cash received in merger	265.7	--	265.7	--
Return of capital from unconsolidated entities	0.3	0.2	1.1	7.0
Cash received from affiliated entities	3.5	--	3.5	--
Proceeds from the sale of subsidiary and affiliates	--	--	--	6.8
Proceeds from sale of property, plant and equipment	6.0	2.6	28.8	22.4
Proceeds from property, plant and equipment insurance settlement	--	0.1	--	5.0

NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	48.9	(227.3)	(282.7)	(967.4)

FINANCING ACTIVITIES:

Additions to revolving credit facilities	80.9	30.9	261.6	233.8
Repayments of revolving credit facilities	(44.1)	(86.2)	(309.7)	(285.9)
Additions to debt	1,955.0	71.1	2,176.3	663.8
Repayments of debt	(1,113.6)	(15.1)	(1,587.5)	(465.1)
Commercial card program	(2.6)	3.0	(0.6)	3.8
Debt issuance costs	(7.7)	(0.3)	(7.8)	(0.7)
Issuances of common stock, net of related minimum tax withholdings	5.3	1.9	(19.3)	(11.0)
Purchases of common stock	(328.0)	(162.5)	(336.7)	(236.3)
Purchases of common stock - merger related	(667.8)	--	(667.8)	--
Excess tax benefits from share-based compensation	6.3	0.2	23.0	15.1
Advances from (repayments to) unconsolidated entity	0.5	0.8	(0.3)	(2.0)
Cash dividends paid to stockholders	(97.9)	(25.1)	(214.5)	(101.1)
Cash distributions to noncontrolling interests	(32.6)	(1.0)	(34.7)	(2.5)

NET CASH USED FOR FINANCING ACTIVITIES	(246.3)	(182.3)	(718.0)	(188.1)

Effect of exchange rate changes on cash and cash equivalents	(4.5)	(0.5)	(7.2)	(0.1)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	185.1	(7.4)	195.7	(3.8)

Cash and cash equivalents at beginning of period	43.2	40.0	32.6	36.4

Cash and cash equivalents at end of period	$ 228.3	$ 32.6	$ 228.3	$ 32.6

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes, net of refunds	$ 41.7	$ 8.2	$ 89.3	$ 18.8
Interest, net of amounts capitalized	93.1	37.5	140.1	86.9

WESTROCK COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)

	September 30,	September 30,
	2015	2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 228.3	$ 32.6
Restricted cash	7.3	8.8
Accounts receivable (net of allowances of $29.6 and $25.1)	1,690.0	1,118.7
Inventories	1,963.4	1,029.2
Other current assets	271.4	243.2

TOTAL CURRENT ASSETS	4,160.4	2,432.5

Net property, plant and equipment	9,596.7	5,832.6
Goodwill	5,694.5	1,926.4
Intangibles, net	3,552.2	691.1
Restricted assets held by special purpose entities	1,302.1	--
Prepaid pension asset	532.9	--
Other assets	518.0	157.1

TOTAL ASSETS	$ 25,356.8	$ 11,039.7

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of debt	$ 74.1	$ 132.6
Accounts payable	1,303.8	812.8
Accrued compensation and benefits	358.0	224.4
Other current liabilities	427.3	190.7

TOTAL CURRENT LIABILITIES	2,163.2	1,360.5

Long-term debt due after one year	5,558.3	2,852.1
Pension liabilities, net of current portion	316.0	1,090.9
Postretirement medical liabilities, net of current portion	143.0	101.7
Non-recourse liabilities held by special purpose entities	1,179.6	--
Deferred income taxes	3,540.6	1,132.8
Other long-term liabilities	658.0	180.6
Redeemable noncontrolling interests	14.2	13.7

Total common stockholders' equity	11,651.8	4,306.8
Noncontrolling interests	132.1	0.6
Total Equity	11,783.9	4,307.4

TOTAL LIABILITIES AND EQUITY	$ 25,356.8	$ 11,039.7

Non-GAAP Financial Measures and Reconciliations

We have included financial measures that were not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, discuss the reasons that we believe this information is useful to management and may be useful to investors, and provide reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. These measures may differ from similarly captioned measures of other companies in our industry. The following non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Segment EBITDA Margins

Our management uses "Segment EBITDA Margins", along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. "Segment EBITDA Margin" is calculated for each segment by dividing that segment's EBITDA by Adjusted Segment Sales.

Set forth below is a reconciliation of Segment EBITDA margins to the most directly comparable GAAP measures, Segment Income and Segment Net Sales for the quarter ended September 30, 2015 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Specialty Chemicals	Land and Development	Corporate / Other	Consolidated

Segment Net Sales	$ 1,987.3	$ 1,642.0	$ 256.5	$ 45.0	$ (58.2)	$ 3,872.6
Less: Trade Sales	(77.6)	—	—	—	—	(77.6)
Adjusted Segment Sales	$ 1,909.7	$ 1,642.0	$ 256.5	$ 45.0	$ (58.2)	$ 3,795.0

Segment Income including Corporate	$ 235.4	$ 77.7	$ 33.6	$ (3.4)	$ (14.9)	$ 328.4
Addback: Inventory Step-up	2.2	61.2	8.2	―	―	71.6
Depreciation and Amortization	133.6	117.6	22.0	0.2	7.9	281.3
Segment EBITDA	$ 371.2	$ 256.5	$ 63.8	$ (3.2)	$ (7.0)	$ 681.3

Segment EBITDA Margins	19.4%	15.6%	24.9%	(7.1)%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Net Sales	$ 1,772.1	$ 88.6	$ 126.6	$ 1,987.3
Less: Trade Sales	(77.6)	—	—	(77.6)
Adjusted Segment Sales	$ 1,694.5	$ 88.6	$ 126.6	$ 1,909.7

Segment Income	$ 219.0	$ 12.6	$ 3.8	$ 235.4
Addback: Inventory Step-up	―	2.2	―	2.2
Depreciation and Amortization	121.0	10.2	2.4	133.6
Segment EBITDA	$ 340.0	$ 25.0	$ 6.2	$ 371.2

Segment EBITDA Margins	20.1%	28.2%	4.9%	19.4%

Credit Agreement EBITDA and Total Funded Debt

"Credit Agreement EBITDA" is calculated in accordance with the definition contained in our Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including certain restructuring and other costs, merger, acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired and other items.

"Total Funded Debt" is calculated in accordance with the definition contained in our Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less certain cash, less the fair value of debt step-up remaining from the merger and deferred financing costs, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Credit Agreement and as a measure of operating performance. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the September 30, 2015 calculation, our Leverage Ratio was 2.08 times. While the Leverage Ratio under the Credit Agreement determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement. Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate our performance and to compare to our target Leverage Ratio of 2.25x – 2.50x.

Set forth below is a reconciliation of Credit Agreement EBITDA for the twelve months ended September 30, 2015, to the most directly comparable GAAP measure, Consolidated Net Income:

(In Millions)

Consolidated Net Income	$ 511.8
Interest Expense, net	102.9
Income Taxes	250.5
Depreciation, Depletion and Amortization	740.8
Additional Permitted Charges	962.9
Credit Agreement EBITDA	$ 2,568.9

Additional Permitted Charges in the table above includes $245.7 million, $185.4 million and $265.4 million for MeadWestvaco in the computation of Credit Agreement EBITDA for the quarters ended December 31, 2014, March 30, 2015 and June 30, 2015, respectively. In addition, Additional Permitted Charges adds back $147.4 million of Restructuring and other costs, net and $72.9 million of inventory step-up.

Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current portion of debt and Long-term debt due after one year as of September 30, 2015:

(In Millions, except ratio)

Current Portion of Debt	$ 74.1
Long-Term Debt Due After One Year	5,558.3
Total Debt	5,632.4
Less: Unamortized Fair Value of Debt Step-up Related to the Merger and Deferred Financing Costs	(327.8)
Plus: Letters of Credit, Guarantees and Other Adjustments	48.2
Total Funded Debt	$ 5,352.8

Credit Agreement EBITDA	$ 2,568.9

Leverage Ratio	2.08x

Adjusted Net Income and Adjusted Earnings per Diluted Share

We also use the non-GAAP financial measures "adjusted net income" and "adjusted earnings per diluted share". Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and our board of directors use this information to evaluate our performance relative to other periods. We believe that the most directly comparable GAAP measures to adjusted net income and adjusted earnings per diluted share are Net income attributable to common stockholders and Earnings per diluted share, respectively. Set forth below at the beginning of this press release is a reconciliation of adjusted earnings per diluted share to Earnings per diluted share. Set forth below is a reconciliation of adjusted net income to Net income attributable to common stockholders.

Three Months
Ended
September 30,
2015

Net income attributable to common stockholders	$ 115.8

Restructuring and other costs and operating losses and transition costs due to plant closures	80.5
Merger and acquisition inventory step-up	47.4
Loss on extinguishment of debt	1.7

Adjusted net income	$ 245.4

The Combined RKT / MWV column in the table below represents the addition of the two companies' individual results for the quarter ended September 30, 2014. MeadWestvaco's results have been recast for changes to charge the MeadWestvaco segments for items such as additional corporate costs, pension service costs and stock-based compensation in order to be consistent with WestRock's methodology, as well as to remove interest expense and other income, net from MeadWestvaco's Corporate and Other category, and does not reflect the effect of any purchase accounting adjustments, including but not limited to the elimination of intercompany sales and the fair value of assets and liabilities and therefore do not reflect WestRock's pro forma results on a GAAP basis (in millions):

		MWV		MWV
		As	MWV	Adjusted	Combined
	RKT(1)	Reported (2)	Adjustments (3)	Total	RKT / MWV
Segment Sales

Corrugated Packaging	$ 1,912.6	$ 150.1	$ --	$ 150.1	$ 2,062.7
Consumer Packaging	745.0	1,036.6	--	1,036.6	1,781.6
Specialty Chemicals	--	282.5	--	282.5	282.5
Land & Development	--	8.8	--	8.8	8.8
Intersegment Eliminations	(49.6)	(10.2)	--	(10.2)	(59.8)
Total Segment sales	$ 2,608.0	$ 1,467.8	$ --	$ 1,467.8	$ 4,075.8

Segment Income

Corrugated Packaging	$ 252.4	$ 26.2	$ (2.5)	$ 23.7	$ 276.1
Consumer Packaging	87.5	118.4	(31.2)	87.2	174.7
Specialty Chemicals	--	69.0	(1.9)	67.1	67.1
Land & Development	--	(0.4)	0.5	0.1	0.1
Total Segment Income	339.9	213.2	(35.1)	178.1	518.0
Corporate non-allocated	(19.2)	(19.2)	37.3	18.1	(1.1)
Segment Income including Corporate	320.7	194.0	2.2	196.2	516.9
Noncontrolling interest	--	2.2	(2.2)	--	--
MWV Interest and Other items	--	(48.2)	--	(48.2)	(48.2)
	$ 320.7	$ 148.0	$ (0.0)	$ 148.0	$ 468.7

Depreciation and Amortization

Corrugated Packaging	$ 120.1	$ 11.1	$ --	$ 11.1	$ 131.2
Consumer Packaging	26.9	69.5	--	69.5	96.4
Specialty Chemicals	--	8.2	--	8.2	8.2
Land & Development	--	0.7	--	0.7	0.7
Total Segment D&A	147.0	89.5	--	89.5	236.5
Corporate Non-Allocated	4.2	3.5	--	3.5	7.7
Total D&A	$ 151.2	$ 93.0	$ --	$ 93.0	$ 244.2

Segment EBITDA

Corrugated Packaging	$ 372.5	$ 37.3	$ (2.5)	$ 34.8	$ 407.3
Consumer Packaging	114.4	187.9	(31.2)	156.7	271.1
Specialty Chemicals	--	77.2	(1.9)	75.3	75.3
Land & Development	--	0.3	0.5	0.8	0.8
Total Segment EBITDA	486.9	302.7	(35.1)	267.6	754.5
Corporate Non-Allocated	(15.0)	(15.7)	37.3	21.6	6.6
Noncontrolling interest	--	2.2	(2.2)	--	--
Segment EBITDA including Corporate	$ 471.9	$ 289.2	$ (0.0)	$ 289.2	$ 761.1

(1) As adjusted for segment realignment, RockTenn's Consumer Packaging segment excludes $0.3 million of inventory step-up
(2) As adjusted for segment realignment and presented to one decimal
(3) Recasting of allocation of additional Corporate, pension and stock-based compensation costs to segments in order to conform to the WestRock methodology.

Constant Currency Measures

Our management uses Segment Sales, Segment Income and Segment EBITDA Margins as well as those factors held on a constant currency basis, i.e. eliminating the impact of the change in currency from the comparison period, along with other factors to evaluate our segment performance and our performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. The table below reflects the quarters ended September 30, 2015 and 2014 (in millions, except percentages):

				2015	2015	Currency
		Combined	%	Currency	Currency	Adj'd
	2015	2014	Change	Impact $'s	Adj'd	% Change

NET SALES:

Corrugated Packaging	$ 1,987.3	$ 2,062.7	-3.7%	$ (95.4)	$ 2,082.7	1.0%
Consumer Packaging	1,642.0	1,781.6	-7.8%	(37.1)	1,679.1	-5.8%
Specialty Chemicals	256.5	282.5	-9.2%	(8.5)	265.0	-6.2%
Land and Development	45.0	8.8	411.4%	--	45.0	411.4%
Intersegment Eliminations	(58.2)	(59.8)	nm	--	(58.2)	nm

TOTAL NET SALES	$ 3,872.6	$ 4,075.8	-5.0%	$ (141.0)	$ 4,013.6	-1.5%

SEGMENT INCOME:

Corrugated Packaging	$ 237.6	$ 276.1	-13.9%	$ (15.2)	$ 252.8	-8.4%
Consumer Packaging	138.9	174.7	-20.5%	(8.0)	146.9	-15.9%
Specialty Chemicals	41.8	67.1	-37.7%	(2.8)	44.6	-33.5%
Land and Development	(3.4)	0.1	nm	--	(3.4)	nm

TOTAL SEGMENT INCOME (1)	$ 414.9	$ 518.0	-19.9%	$ (26.0)	$ 440.9	-14.9%

nm = not meaningful

(1) Segment income excludes $2.2, $61.2 and $8.2 million of inventory step-up in the quarter ended September 30, 2015 for the Corrugated Packaging, Consumer Packaging and Specialty Chemicals segments, respectively. Segment income in the prior year quarter excludes $0.3 million of inventory step-up in the Consumer Packaging segment.

Free Cash Flow

Our management uses Free Cash Flow to evaluate our performance and our performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers and over time. "Free Cash Flow" is calculated as Net cash provided by operating activities less Capital expenditures and excludes other specific items that management believes are not indicative of the ongoing operating results, such as certain after-tax restructuring costs and transaction fees. The table below reflects the quarter ended September 30, 2015 (in millions):

Net cash provided by operating activities	$ 387.0
Less: Capital expenditures	(226.6)
Plus: After-tax Restructuring costs and payment of transaction fees unpaid on the merger date	107.8
Free Cash Flow	$ 268.2

CONTACT:	Investor Relations:	John Stakel, SVP-Treasurer, 678-291-7901
Jason Thompson, Dir. of Investor Relations, 804-444-2556
	Media: Tucker	McNeil, Dir. of Corporate Communications, 804-444-6353